EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT C:
  Attachment to item 77G:
  Defaults and arrears on senior securities

EXHIBIT D:
  Attachment to item 77I
  Terms of new or amended securities

EXHIBIT E:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
- - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Auditors

To the Board of Trustees and Shareholders of AB Funds Trust:

In planning and performing our audit of the financial statements of Flexible Income Fund, Growth & Income Fund, Capital Opportunities Fund, Global Equity Fund, Flexible Income Fund I, Growth & Income Fund I, Capital Income Fund I, Global Equity Fund I, Money Market Fund, Low-Duration Bond Fund, Medium-Duration Bond Fund, Extended-Duration Bond Fund, Equity Index Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund and International Equity Fund (constituting AB Funds Trust, hereafter referred to as the "Trust") for the year ended December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 11, 2004




EXHIBIT B:
Item 77C: Submission of Matters to a Vote of Security Holders

Written consent of the Annuity Board of the Southern Baptist Convention, a majority shareholder of each series of AB Funds Trust, is incorporated herein by reference to the Definitive Information Statement on form DEF 14C (No. 811-10263) filed with the U.S. Securities and Exchange Commission (the "SEC") on October 7, 2003.


EXHIBIT C:
SECURITY            DEFAULT       DATE OF      AMOUNT/       TOTAL
AMOUNT
                    REASON        DEFAULT   $1,000 SHARES     IN
DEFAULT

Worldcom, Inc.      Bankruptcy    01/15/2002    3900
$4,474,186
Adelphia
 Communications     Bankruptcy    11/15/2001     250          $
300,328
Adelphia
 Communications     Bankruptcy    04/01/2002     250          $
288,218
Telwest
 Communications PLC Bankruptcy    02/01/2003     145          $
166,140
United Air
  Lines, Inc.       Bankruptcy    01/21/2003     200          $
228,601
United Air
  Lines, Inc.       Bankruptcy    04/19/2003     300          $
336,151


EXHIBIT D:
Item 77I: Terms of New or Amended Securities

Please refer to The Securities Act of 1933/The Investment Company Act of 1940 Post Effective Amendment No. 3/Amendment No. 5 to the Registration Statement on Form N-1A of AB Funds Trust filed on April 17, 2003 with the Securities and Exchange Commission with respect to the Flexible Income Fund I, Growth & Income Fund I, Capital Opportunities Fund I and the Global Equity Fund I.


EXHIBIT E:


Name of Underwriters
Citigroup, Goldman, Sachs & Co., JP Morgan Securities,
Banc One Capital Markets, Fleet Securities, Key
Capital Corp., PNC Capital Markets, Scotia Capital
Inc., Wachovia Securities Inc.

Name of Issuer
Medco Health Solutions

Title of Security
MHS 7-1/4%
8/15/13

Date of Prospectus
8/12/03

Amount of Total Offering
500,000,000

Unit Price
99.1950

Underwriting Discount
1.4775%

Rating
Bal/BBB/BBB3

Maturity Date
8/15/13

Current Yield
7.31%

Yield to Maturity
7.365%

Subordination Features
Senior Notes

Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue

Total Par Value of Bonds Purchased
150,000

Dollar Amount of Purchases
$148,792.50

Number of Shares Purchased
150,000

Years of Continuous Operation
The company has been in continuous operation for greater than three years.

% of Offering Purchased by Fund
..03%

% of Offering Purchased by Associated Funds
..97%

Sum of (18) and (19)**
1.0%

% of Fund's Total Assets Applied to Purchase
0.0773%

Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
SSMB

Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?
No

Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

(a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes

(b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(c) The underwriting was a firm commitment underwriting?
Yes

(d) With respect to any issue of municipal securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes

*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.



Name of Underwriters
Goldman, Sachs & Co., JP Morgan Securities, Banc of
American Securities, LLC., Citigroup, Deutsche Bank
Securities, Inc., Merrill Lynch & Co.

Name of Issuer
HCA Inc

Title of Security
HCA 6-3/4
7/15/13

Date of Prospectus
7/23/03

Amount of Total Offering
500,000,000

Unit Price
99.689

Underwriting Discount
0.65%

Rating
Bal/BBB-/BBB-

Maturity Date
7/15/2013

Current Yield
6.771%

Yield to Maturity
6.794%

Subordination Features
Notes

Nature of Political Entity,
if any, including in the
case of revenue bonds,
underlying entity supplying the revenue

Total Par Value of Bonds Purchased
1,100,000

Dollar Amount of Purchases
$1,096,579.00

Number of Shares Purchased
1,100,000

Years of Continuous Operation
The company has been in continuous operation for greater than three years.

% of Offering Purchased by Fund
0.22%

% of Offering Purchased by Associated Funds
2.28%

Sum of (18) and (19)**
2.50

% of Fund's Total Assets Applied to Purchase
0.1%

Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
JPM

Is Goldman, Sachs & Co. a Manager or Co-Manager of
Offering?
No

Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

(e) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes

(f) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(g) The underwriting was a firm commitment underwriting?
Yes

(h) With respect to any issue of municipal securities to be purchased, did te securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes

*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.

Name of Underwriters
Goldman, Sachs & Co., Merrill Lynch & Co., UFJ
International, Plc. Lehman Brothers, Morgan Stanley

Name of Issuer
UFJ Finance Aruba AEC

Title of Security
UFJ 6-3/4
7/15/03

Date of Prospectus
7/18/03

Amount of Total Offering
1,250,000,000

Unit Price
99.5380

Underwriting Discount
0.40%

Rating
Baaal/BBB-/BBB2

Maturity Date
7/15/13

Current Yield
6.78%

Yield to Maturity
6.815%

Subordination FeaturesNotes
Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue

Total Par Value of Bonds Purchased
250,000

Dollar Amount of Purchases
$248,845.00

Number of Shares Purchased
250,000

Years of Continuous Operation
The company has been in
continuous operation for
greater than three years.

% of Offering Purchased by Fund
0.02%

% of Offering Purchased by Associated Funds
0.78%

Sum of (18) and (19)**
0.80%

% of Fund's Total Assets Applied to Purchase
0.1%

Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
ML

Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?
No

Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

 (i) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes

(j) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(k) The underwriting was a firm commitment underwriting?
Yes

(l) With respect to any issue of municipal securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
Yes

*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25A% of the principal amount of the class securities being offered, except that in the case of an Eligible Rule 144A offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.


Name of Underwriters
Lehman Brothers, Salomon Smith Barney

Name of Issuer
Sovereign Bank

Title of Security
SOV 5-1/8%
03/15/13

Date of Prospectus
3/5/03

Amount of Total Offering
500,000,000

Unit Price
99.689

Underwriting Discount
..65%

Rating
Baa3BBB-/BBB3

Maturity Date
3/15/13

Current Yield
5.141%

Yield to Maturity
5.165%

Subordination FeaturesSub Notes
Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue

Total Par Value of Bonds Purchased
150,000

Dollar Amount of Purchases
$149,533.50

Number of Shares Purchased
150,000

Years of Continuous Operation
The company has been in continuous operation for greater than three years.

% of Offering Purchased by Fund
0.03%

% of Offering Purchased by Associated Funds
0.23%

Sum of (18) and (19)**
0.26%

% of Fund's Total Assets Applied to Purchase
0.1%


Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Lehman Brothers

Is Goldman, Sachs & Co. a Manager or Co-Manager of
Offering?
Yes

Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

(m) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes

(n) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
Yes

(o) The underwriting was a firm commitment underwriting?
Yes
(p) With respect to any issue of municipal securities to be purchased, did te securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organization, or, if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
N/A

*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman
Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of AB Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A
Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.



Name of Underwriters
Bank of America Securities LLC, Citigroup, Goldman
Sachs & Co., JP Morgan Securities, Merrill Lynch &
Co, Morgan Stanley, Banc One Capital Markets, BNP
Paribas, Credit Suisse First Boston Corp, Deutsche Bank
Securities Inc, Societe Generale, Bank of Tokyo-
Mitsubishi Ltd London, Bear Stearns & Co Inc, BMO
Nesbitt Burns Inc, CIBC World Makets, Lehman
Brothers, RBC Capital Markets, Scotia Capital Inc.

Name of Issuer
General Motors

Title of Security
GM 8-3/8
7/15/33

Date of Prospectus
6/26/03

Amount of Total Offering
3,000,000,000

Unit Price
98.6230

Underwriting Discount
0.75%

Rating
BaalBBBBBB+

Maturity Date
7/15/33

Current Yield
8.491%

Yield to Maturity
8.502%

Subordination Features Debentures
Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue

Total Par Value of Bonds Purchased
400,000

Dollar Amount of Purchases
394,492

Number of Shares Purchased
400,000

Years of Continuous Operation
The company has been in continuous operation for greater than three years.

% of Offering Purchased by Fund
0.02%

% of Offering Purchased by Associated Funds
2.18%

Sum of (18) and (19)**
2.2

% of Fund's Total Assets Applied to Purchase
0.3%

Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Morgan Lewis

Is Goldman, Sachs & Co. a Manager or Co-Manager of
Offering?
No

Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?
No

Have the following conditions been satisfied:

(q) The securities were part of an issue
registered under the Securities Act of 1993,
as amended, which is being offered to the
public, or were municipal securities,
as defined in Section 3(a)(29) of the
Securities Exchange Act of 1943, or were
securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?
Yes
(r) The securities were purchased prior to the
end of the first day on which any sales to the
public were made, at a price that was not more
than the price paid by each other purchaser of
securities in that offering or in any
concurrent offering of the securities (except,
in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing
security holders of the issue) or, if a rights
offering, the securities were
purchased on or before the fourth day
preceding the day on which the rights
offering terminated.
Yes
(s) The underwriting was a firm commitment underwriting?
Yes
(t) With respect to any issue of municipal
securities to be purchased, did te
securities receive an investment grade rating
from at least one unaffiliated nationally
recognized statistical rating organization,
or, if the issuer of the municipal
securities to be purchased, or the
entity supplying the revenues from which the
issue is to be paid, shall have been in
continuous operation for less than three
years (including the operation of any
predecessors), did the securities receive one
of the three highest ratings from one such
rating organization?
N/A
*	Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of AB Funds Trust.

**	May not exceed, when added to purchases of other investment
companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A
Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to QIBs plus (B) the principal amount of the class of securities being offered in any concurrent offering.


For the Quarter Ended September 30, 2003

RULE 10F-3 REPORT FORM FOR ADVISERS
AB Funds Trust
Record Of Securities Purchased
Under The Trust's Rule 10f-3 Procedures

Name of Fund:
AB Funds Trust Medium-Duration Bond Fund

Name of Issuer:
COMCAST CORP  6.5%  01-15-2015

Underwriter from whom purchased
JP Morgan Chase Bank

"Affiliated Underwriter" managing or participating in underwriting syndicate:
 DRESDNER KLEINWORT WASSERSTEIN SEC

Aggregate principal amount of purchase by all investment
companies advised by the
Adviser: 					28,550,000

Aggregate principal amount of offering: 		900,000,000

Purchase price (net of fees and expenses): 	$99.71

Offering price at close of first day on which any sales were
made: 	$99.71

Date of Purchase: 				1/7/2003

Date offering commenced: 			1/7/2003

Commission, spread or profit:  		Selling Concession
0.4%

Have the following conditions been satisfied?

a.	The securities are:

part of an issue registered under the Securities Act of 1933 which is being offered to the public; YES

Eligible Municipal Securities;

sold in an Eligible Foreign Offering; OR

sold in an Eligible Rule 144A Offering?

(See the AB Funds Trust Rule 10f-3
Procedures for definitions of the defined terms used herein.)

b.	(1) The securities were purchased prior to
the end of the first day on which any sales
were made, at a price that is not more than
the price paid by each other purchaser of
securities in that offering or in any
concurrent offering of the securities
(except, in the case of an Eligible Foreign
Offering, for any rights to purchase that
are required by law to be granted to
existing security holders of the issuer);
OR    YES

	(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


c.	The underwriting was a firm commitment
underwriting? YES

d.	The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period? YES

e.	The issuer of the securities, except for
Eligible Municipal Securities, and its
predecessors have been in continuous
operation for not less than three years? YES

f.	(1) The amount of the securities, other
than those sold in an Eligible Rule 144A
Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering; OR YES

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser did not exceed 25% of the total of:

(i)	The principal amount of the offering
of such class sold by underwriters or
members of the selling syndicate to
qualified institutional buyers, as
defined in Rule 144A(a)(1), plus

(ii)	The principal amount of the offering
of such class in any concurrent public
offering?

g.	(1) No affiliated underwriter of the
purchasing Fund was a direct or indirect participant in or beneficiary of the sale;
OR  NO
(2) With respect to the purchase of
Eligible Municipal Securities, such
purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

h.	Information has or will be timely supplied
to the appropriate officer of the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees? YES

I have submitted these answers and completed this form based on all available information.

Name:		Mehdi Dalavarian
Title:		Team Lead, Portfolio Compliance
Date:		6/4/03